Exhibit (a)(1)(ii)



                              LETTER OF TRANSMITTAL

                                    Regarding
                  Units of Limited Liability Company Interests
                                       in

                           MAN-GLENWOOD LEXINGTON, LLC

                   Tendered Pursuant to the Offer to Purchase
                               Dated July 31, 2003

 ------------------------------------------------------------------------------

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
               RECEIVED BY THE FUND BY, 5:00 P.M, CENTRAL TIME, ON
                 AUGUST 29, 2003, UNLESS THE OFFER IS EXTENDED.

 ------------------------------------------------------------------------------

        COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

                           MAN-GLENWOOD LEXINGTON, LLC
                       c/o Forum Shareholder Services, LLC
                                   PO Box 446
                           Portland, Maine 04112-9925

                              Phone: (800) 838-0232
                               Fax: (207) 879-6206

Ladies and Gentlemen:

The undersigned hereby tenders to Man-Glenwood Lexington, LLC, a limited liability company organized under the laws of the State of Delaware (the "Fund"), the units of limited liability company interest (hereinafter the "Unit" or "Units" as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated July 31, 2003, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units in the Fund or portions thereof tendered hereby.

The initial payment of the purchase price for the Units or portion thereof tendered by the undersigned will be made by check or wire transfer of the funds to the account identified by the undersigned below, as described in Section 6 of the Offer. (Any payment in the form of securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund.)

The undersigned recognizes that the amount of the purchase price for Units will be based on the unaudited net asset value of the Fund as of September 30, 2003, subject to an extension of the Offer as described in Section 7. The contingent payment portion of the repurchase price, if any, will be determined upon completion of the audit of the Fund's financial statements for 2003 which is anticipated to be completed in May 2004.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

MAN-GLENWOOD LEXINGTON, LLC
c/o Forum Shareholder Services, LLC
PO Box 446
Portland, Maine 04112-9925

FOR ADDITIONAL INFORMATION:
PHONE: (800) 838-0232
FAX: (207) 879-6206


PART 1 - NAME AND ADDRESS
-------------------------

Name:
      ------------------------------------------------------------

Address:
         ---------------------------------------------------------
------------------------------------------------------------------
------------------------------------------------------------------

Social Security No. or Taxpayer Identification No.:
                                                    ----------------------------

Telephone Number: (   )
                   ---   -------------------

PART 2 - AMOUNT OF UNITS OF LIMITED LIABILITY COMPANY INTERESTS IN THE FUND
---------------------------------------------------------------------------
BEING TENDERED:
---------------

      [ ]  Entire amount of units of limited liability company interest.

      [ ] Portion of units of limited liability company interest expressed as a specific dollar value. (A minimum interest with a value greater than $10,000 must be maintained (the "Required Minimum Balance").*

             $
              --------------

      [ ] Portion of units of limited liability company interest in excess of the Required Minimum Balance.

             Number of Units
                             ------------

      *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

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

PART 3. - PAYMENT
-----------------

Please indicate whether you want to receive payment by:

      [ ] Check (all payments will be mailed to your address as reflected in the Fund's records)

      [ ] Wire transfer (if so, check the box and complete the information below)

        Bank Name:
                   ----------------------------------------------
        ABA Routing Number:
                            -------------------------------------
        Credit to:
                   ----------------------------------------------
        Account Number:
                        -----------------------------------------
        For further credit to:
                                ---------------------------------
        Name(s) on the Account:
                                 --------------------------------

        ---------------------------------------------------------
        Account Number:
                         ----------------------------------------

        Fund Account No.
                         ----------------------------------------

PART 4.  SIGNATURE(S)
---------------------

FOR INDIVIDUAL INVESTORS
AND JOINT TENANTS:


---------------------------                  -----------------------------
Signature                                    Print Name of Investor

(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)



---------------------------                  ----------------------------
Signature                                    Print Name of Investor

(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)

FOR ALL OTHER INVESTORS:

Name of Investor:
                  -------------------------------------------


---------------------------                ---------------------------------
Signature                                  Print Name and Title of Signatory
(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)



---------------------------                ------------------------------------
Signature of co-signatory                  Print Name and Title of Co-Signatory
if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS THEY APPEARED ON SUBSCRIPTION AGREEMENT)

                                       4